EXHIBIT NO. 10.151

                     SHAREHOLDERS' AGREEMENT


                              among


           BHOTE KOSHI POWER COMPANY PRIVATE LIMITED,


        HIMAL INTERNATIONAL POWER CORPORATION PVT. LTD.,


                         PANDA OF NEPAL,


                          RDC OF NEPAL,


                               and


                INTERNATIONAL FINANCE CORPORATION





                  Dated as of the Closing Date






                             INDEX
                                                         Page No.

     ARTICLE 1
     Definitions

          Section 1.1   Definitions                                     1
          Section 1.2   Principles of Construction                      3

     ARTICLE 2
     The Company

          Section 2.1   Shareholding of the Company and the Sponsor
                        Shareholders.                                   4
          Section 2.2   Ownership Free and Clear                        5
          Section 2.3   Boards of Directors                             5
          Section 2.4   Charter Documents; Other Actions                6
          Section 2.5   Indemnification of Directors                    8
          Section 2.6   Dividend Policy                                 8

     ARTICLE 3
     Transfer of Shares

          Section 3.1   Transferability of Shares                       9
          Section 3.2   HMGN Buyout                                     9
          Section 3.3   Tag-Along Rights                               10
          Section 3.4   Legend                                         11
          Section 3.5   Registration and Other Rights                  11

     ARTICLE 4
     Miscellaneous

          Section 4.1   No Inconsistent Agreements                     14
          Section 4.2   Recapitalization Exchanges, Etc                15
          Section 4.3   Remedies                                       15
          Section 4.4   Notices                                        15
          Section 4.5   Benefit of Agreement                           17
          Section 4.6   No Waiver; Remedies Cumulative                 17
          Section 4.7   Documents                                      17
          Section 4.8   Governing Law                                  17
          Section 4.9   Counterparts; Integration                      18
          Section 4.10  Heading Descriptive                            18
          Section 4.11  Amendment or Waiver                            18
          Section 4.12  Severability                                   18
          Section 4.13  Termination                                    18
          Section 4.14  Expenses                                       18
          Section 4.15  Joint Venture Agreement                        18


          EXHIBIT A

CERTIFICATE OF REGISTRATION OF THE COMPANY                            A-1


          EXHIBIT B

MEMORANDUM AND ARTICLES OF ASSOCIATION,
as amended and as in effect, of the Company                           B-1


          EXHIBIT C

REGISTRATION RIGHTS                                                   C-1

          Section 1   Piggy-Back Rights     C-1
          Section 2   Indemnification     C-2
          Section 3   Restriction on Sale by the Company and
                      Sponsor Shareholders                           C-3



                    SHAREHOLDERS' AGREEMENT

      THIS SHAREHOLDERS' AGREEMENT (this "Agreement") is made and entered into as of the Closing Date among BHOTE KOSHI POWER COMPANY PRIVATE LIMITED, a private limited liability company organized and existing under the Nepalese Company Act, 2021 (the "Company"), HIMAL INTERNATIONAL POWER CORPORATION PVT. LTD., a corporation organized and existing under the laws of Nepal ("HIPC"), PANDA OF NEPAL, a corporation organized and existing under the laws of the Cayman Islands ("Panda of Nepal"), RDC OF NEPAL, an exempted company with limited liability organized and existing under the laws of the Cayman Islands ("RDC of Nepal"), and INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries ("IFC"). Each of HIPC, Panda of Nepal, RDC of Nepal and IFC and any other Person who shall become a party to or agree to be bound by the terms of this Agreement after the date hereof and who shall own Shares directly in the Company is sometimes hereinafter referred to individually as a "Shareholder" and collectively as "Shareholders."


                      W I T N E S S E T H:

      WHEREAS,  IFC  has  entered into a certain  IFC  Investment
Agreement dated as of the Closing Date between the Company and IFC (the "IFC Investment Agreement");

      WHEREAS, the Company, IFC and DEG-Deutsche Investitions-und
Entwicklungsgesellschaft  mbH  have  entered  into  that  certain
Investment  Agreement General Conditions dated as of the  Closing
Date (the "General Conditions"); and;

      WHEREAS, it is a condition of the subscriptions and disbursements under the IFC Investment Agreement that the parties hereto shall have entered into this Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

                           ARTICLE 1

                          Definitions

      Section 1.1 Definitions. For all purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the meanings set forth in Schedule A to the General Conditions. In addition, the following terms as used herein have the following meanings:

"Accounting Firm"        means an accounting firm to be mutually
                    agreed upon by the Lenders and the Company;

"Buyout"                has the meaning set forth in Section 3.2;

"Change of Control"         means, in respect of the Company, the
                    occurrence of one or more of the following events: (i) an event or a series of events occurs by which any Person or group of Persons acting in concert (other than one or more of the Sponsor Shareholders) shall have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of shares of the Company, representing a majority of the combined voting power of the outstanding shares of the Company ordinarily having the right to vote in the elections of directors or (ii) directors nominated or elected by a Person or a group of Persons acting in concert (other than one or more of the Sponsor Shareholders) shall constitute a majority of the board of directors of the Company or (iii) any direct or indirect sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any Person or group of Persons; provided, however, that none of the events set forth in the preceding clauses shall constitute a "Change of Control" if caused directly by creditors exercising remedies pursuant to any of the Loan Documents;

"Charter Documents"    means, with respect to any Person, (i) the
                    Certificate of Incorporation of such Person and (ii) the Memorandum and Articles of Association of such Person, as amended and as in effect on the date of this Agreement; copies of the Charter Documents of the Company are attached hereto as Exhibits A and B;

"Company"                 has  the meaning set forth in the first
                    paragraph of this Agreement;

"Harza LP"                  means   Harza   Engineering   Company
                    International L.P., a limited partnership organized and existing under the laws of the State of Delaware;

"Harza LLC"                 means   Harza   Engineering   Company
                    International, a limited liability company, a limited liability company organized and existing under the laws of the State of Wyoming;

"HIPC Shareholders"      means Soaltee Enterprises, Soaltee Hotel
                    and Surya.

"IFC Nominee"       has the meaning set forth in Section 2.3(b);

"Indemnitees"       has the meaning set forth in Section 2.5;

"Issuer Offering"   has the meaning set forth in Section 1(a)  of
                    Exhibit C hereto;

"Joint Venture
Agreement"                shall  mean  the Amended  and  Restated
                    Joint Venture Agreement among Himal International Power Corporation Pvt. Ltd., Panda of Nepal, RDC of Nepal and International Finance Corporation dated as of the Closing Date;

"Panda"                   means Panda Energy International, Inc.,
                    a corporation organized and existing under the laws of the State of Texas;

"Piggy-Back
Registration"             has  the  meaning set forth in  Section
                    1(a) of Exhibit C hereto;

"Public Offering"       means any underwritten public offering of
                    equity securities or shares in the Company on a firm commitment basis in accordance with applicable securities regulations of any stock exchange;

"Shareholder"              has the meaning set forth in the first
                    paragraph hereof;

"Shareholder
 Offering"                has  the  meaning set forth in  Section
                    1(a) of Exhibit C hereto;

"Sponsor"                 has  the meaning set forth in  the  IFC
                    Investment Agreement;

"Sponsor
 Shareholder"            means,  each of HIPC, Panda of Nepal and
                    RDC of Nepal and any transferees or assignees thereof; provided, however, that HIPC, Panda of Nepal and RDC of Nepal may only transfer or assign shares in the Company or rights or obligations hereunder to the extent and subject to the conditions provided in
                    Section 4.6 hereof, and provided further that IFC (or its assignees or designees) shall in no event be a Sponsor Shareholder;

"Sponsor Transfer"  has the meaning set forth in Section 3.3(a);

"Soaltee Enterprises"     means Soaltee Enterprises Private Ltd.,
                    a private company organized and existing under the laws of Nepal;

"Soaltee Hotel"          means Soaltee Hotel Ltd., a public company
                    organized and existing under the laws of Nepal;

"Surya"                   means Surya Enterprises Private Ltd., a
                    private company organized and existing under the laws of Nepal;

"Tag-Along Notice"  has the meaning set forth in Section 3.3(b);

"Transfer"                means, with respect to any security  or
                    shares, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition by any Person of such security or shares (other than the pledge of shares in the Company or any other shares to IFC or the Trustee for the benefit of the Lenders pursuant to the Share Pledge Agreements);

"Transferring Sponsor
 Shareholder"        has the meaning set forth in Section 3.3(a).


     Section 1.2 Principles of Construction. For all purposes of this Agreement, the principles of construction set forth in Schedule A to the General Conditions shall apply.

                           ARTICLE 2

                          The Company

      Section 2.1    Shareholding of the Company and the  Sponsor
Shareholders.

      (a) Shareholding of the Company. The Company represents and warrants that, as of the date hereof, the total amount of issued, fully paid up and outstanding Shares, which is the only class of shares authorized by its Charter Documents as of the date hereof, is owned of record as follows:

           Name                               Percentage of Share
         Ownership

     Panda of Nepal                                         75 %
     RDC of Nepal                                            5 %
     Himal International Power Corporation Pvt. Ltd.        10 %
     International Finance Corporation                      10 %

      (b)   Shareholding  of  Panda of  Nepal.   Panda  of  Nepal
represents and warrants that, as of the date hereof, the total amount of issued, fully paid up and outstanding shares of Panda of Nepal, which is the only class of shares authorized by its Charter Documents as of the date hereof, is owned of record as follows:

             Name                           Percentage  of  Share
           Ownership

     Panda Bhote Koshi                                 100 %

      (c) Shareholding of RDC of Nepal. RDC of Nepal represents and warrants that, as of the date hereof, the total amount of issued, fully paid up and outstanding shares of RDC of Nepal, which is the only class of shares authorized by its Charter Documents as of the date hereof, is owned of record as follows:

             Name                           Percentage  of  Share
           Ownership

     Resource Development Consultants,
     a limited liability company                            50 %
     Harza Engineering Company International L.P.           50 %

      (d) Shareholding of HIPC. HIPC represents and warrants that, as of the date hereof, the total amount of issued, fully paid up and outstanding shares of HIPC, which is the only class of shares authorized by its Charter Documents as of the date hereof, is owned of record as follows:

             Name                           Percentage  of  Share
            Ownership

     Soaltee Hotel Ltd.                                      3.00%
     Surya Enterprises Private Ltd.                         96.75%
     Soaltee Enterprises Private Ltd.                        0.25%

      (e) It is expressly acknowledged and agreed that IFC's subscription obligations shall be subject to the terms and conditions of the IFC Investment Agreement.

       (f)    Each  subscription  and  payment  by  the   Sponsor
Shareholders in respect of Shares shall be made at such time as may be determined by the Company.

      The Company agrees with IFC that the Company will require subscriptions and payments at such times as may be necessary to ensure that the Company is able to fulfill the condition contained in Section 3.5(i) of the General Conditions and
Article 2 of the Subscription Agreements so as to enable it to utilize the Loans and IFC Subscription made available to it under the Investment Agreement in order to continue to finance in a timely manner the procurement, supply, construction and installation of the Plant.

      Section 2.2 Ownership Free and Clear. As of the date hereof, each of the Company, and each of the Sponsor Shareholders, represents and warrants to IFC, as to itself, that no Person other than the respective Shareholders identified in
Section 2.1 hereof (and as so identified, limited to the shares set forth adjacent to such shareholder's name), has any right, title or interest in or to the shares described in Section 2.1 hereof, and that such shares have not been pledged, hypothecated or encumbered by such shareholder (other than pursuant to the Security Documents).

      As of the date hereof, and deemed repeated and made by the Company and each of the Sponsor Shareholders as of each date of subscription and purchase of shares in the Company by each of the Sponsor Shareholders, each of the Sponsor Shareholders represents and warrants to IFC, as to itself, that no other Person has any right, title or interest in or to the shares described in Section 2.1(b), (c) and (d), as the case may be, subscribed by it, and that such shares have not been pledged, hypothecated or otherwise encumbered by such Sponsor Shareholders (other than pursuant to the Security Documents); and the Company represents and warrants to IFC that it has no notice of any factual information to the contrary. As of the date hereof, and deemed repeated and made by the Company and each of the Sponsor Shareholders as of each date of subscription and purchase of shares in the Company by each of the Sponsor Shareholders, the Company and each of the Sponsor Shareholders represents and warrants that, except for the rights under this Agreement, the Investment Agreement or the Security Documents, no options, warrants or rights to purchase shares in the Company or securities or shares convertible into or exchangeable for, any class of shares in the share capital of the Company have been issued by it or are outstanding.

     Section 2.3    Boards of Directors

      (a) As provided in Section 17.2 of the Company's Articles of Association, IFC shall have the right to appoint one (1) Director. IFC shall have such other rights in connection therewith (including, without limitation, the right to remove and reappoint Directors and the right to appoint an alternate Director) as may be provided in the Company's Articles of Association or the Joint Venture Agreement or may otherwise be available under applicable law.

      (b) If and for so long as IFC owns five percent (5%) or more of the Shares of the Company, to the extent a vote of the Shareholders is legally required to appoint a Director, each of the Sponsor Shareholders agrees to vote (whether directly or by proxy) a sufficient number of shares of the Company owned or held of record by it at any general or extraordinary meeting of the shareholders of the Company called for the purpose of electing Directors, and agrees to take all actions otherwise necessary, to ensure the election of the Director nominated by IFC (the "IFC Nominee") to the Company's Board of Directors. If an IFC Nominee resigns, dies or otherwise is rendered unable to fulfill his obligation as a Director of the Company, then, to the extent the vote of remaining Directors is required to fill such vacancy, each of the Sponsor Shareholders shall cause each remaining Director who was a nominee of such Sponsor Shareholder to, and such Director shall, vote to fill such vacancy with a person then nominated by IFC to be the IFC Nominee on the Board of Directors of the Company. Nothing contained herein shall require a
Director to take any action which is illegal under applicable law.

      (c) Each Sponsor Shareholder hereby agrees that, at any time (if at all) that it is then entitled to vote for the election or removal of an IFC Nominee or a Director appointed by IFC, it will not vote in favor of the removal of such IFC Nominee or Director unless such removal shall be (i) at the request of IFC or (ii) for Cause as hereinafter defined. For the purposes of this Section 2.3(b), "Cause" shall mean (A) the continued failure by a Director substantially to perform his duties as a Director of the Company (as relevant), the engaging by a Director in conduct which is demonstrably and materially injurious to the Company (as relevant) or the Director's conviction of any crime constituting a felony or (B) the disqualification of such Director to serve as a Director under applicable Nepalese law.

     Section 2.4    Charter Documents; Other Actions.

      (a) The Company represents and warrants that, as of the date hereof, Exhibits A and B set forth accurate and complete copies of its Charter Documents and the Joint Venture Agreement as in full force and effect on the date hereof.

      (b) The Company covenants that it will act in accordance with its Charter Documents and the Joint Venture Agreement.

      (c) So long as IFC owns five percent (5%) or more of the Shares of the Company (but provided that the outside date by which IFC may possibly put Shares pursuant to Section 3.5(b) hereof has not occurred), then except as otherwise prohibited by applicable law, the Company shall not, and each Sponsor Shareholder shall ensure that the Company shall not, take any action regarding the following matters without either the affirmative vote of the IFC Nominee on the Board of Directors of the Company or the affirmative vote of IFC at a meeting of the Shareholders of the Company:

                     (i)   any material amendment of the  Charter
               Documents  of  the  Company or the  Joint  Venture
               Agreement, unless expressly permitted by this Agreement,

                        (ii)     any    merger,    consolidation,
               recapitalization or other reorganization of the Company with or into any other Person,

                     (iii)      the  taking of any  corporate  or
               other action by the Company for the (A) commencement of a voluntary winding up under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, (B) consent to the entry of any order for relief in winding up by a court or under the supervision of a court under any such law, (C) consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or of any substantial part of the property of the Company or
               (D) making by the Company of a general assignment for the benefit of creditors,

                     (iv)  any  sale, lease, exchange,  transfer,
               pledge, contribution to a joint venture or other disposition of assets resulting in the diminution of assets or other properties, or the incurrence or exposure, contingently or directly, of liability, which individually or in the aggregate would materially impair the ability of the Company to construct, own and operate the Plant in accordance with the scope of the Project,

                     (v)  any transaction between the Company and
               any Affiliate, any officer or director of the Company or any Shareholder (or any Affiliate of any of them), except future arm's length transactions and except the performance of the Principal Documents, as applicable, in accordance with the terms thereof,

                     (vi)  any  change in the Company's  line  of
               business from the Project,

                     (vii)      any change in any of the  Sponsor
               Shareholders' line of business from the holding of shares in the Company and matters related thereto,

                     (viii)     the entering into of any contract
               which individually provides for aggregate payments in excess of $10,000 or together with all other contracts provides for aggregate payments in excess of $100,000 and which is not in the ordinary course of business or is on terms less favorable to the Company than those available in arm's length transactions between unrelated parties, or

                    (ix) any expansion of the Project,

                     (x)   for such time that any portion of  the
               IFC Loans is outstanding or during which IFC has any commitment with respect to the IFC Loans, the appointment of a replacement firm of Auditors in the event the firm then engaged resigns its engagement or such engagement is proposed to be terminated by the Company,

                      (xi)   except  as  required  by  the  Share
               Retention and Project Funds Agreement, any (A) increase or reduction in the authorized share capital of the Company, or (B) issuance, sale or reduction by the Company of share capital or securities convertible into, exchangeable for or otherwise granting the right to acquire share capital (including options, warrants and other rights), and

                     (xii)     any creation, grant, incurrence or
               sufferance of any Liens other than as permitted by the Investment Agreement (except that the affirmative vote of the IFC Nominee on the Board of Directors or the affirmative vote of IFC at a meeting of Shareholders shall not be required for the creation of a Lien in connection with the refinancing of the Loans);

provided, that in the event IFC is entitled to nominate an IFC Nominee as a Director of the Company, but has not nominated such a Director as of the time of a meeting of the Board of Directors called to consider any of the foregoing matters, the affirmative vote of a Director who is an IFC Nominee shall not be required in order for any of such actions to be validly taken by the Board of Directors, but the affirmative vote of IFC as a Shareholder will nonetheless be required in all events for the Company to take any of the actions described above in this Section 2.4(c).

      (d) With respect to clause (ix) of Section 2.4 (pertaining to expansion of the Project), in the event that IFC, in its capacity as a Shareholder, casts a negative vote but all other necessary votes and corporate action have been taken to enable the Company to take the action specified in said clause (ix) were it not for the negative vote of IFC (in its capacity as a Shareholder), then the Company may give notice to IFC that, unless IFC changes its negative vote to an affirmative vote, the Company, if and to the extent permitted by applicable law, will elect to purchase IFC's Shares (the "Election Notice"). If, within thirty (30) days after IFC receives the Election Notice (such thirty (30) day period referred to herein as the "Initial Thirty Day Period"), IFC changes the aforesaid negative vote to an affirmative vote, then the Company shall not have the right to purchase IFC's Shares. If, within the Initial Thirty Day Period, IFC does not change the aforesaid negative vote to an affirmative vote, then the Company, if and to the extent permitted by applicable law, shall have the right, which must be exercised (if at all) within sixty (60) days after the expiration of the Initial Thirty Day Period, to purchase all (but not less than all) of IFC's Shares at a purchase price per share that will provide to IFC a return on equity calculated on the same basis as the calculation provided in Section 3.5(b)(3) hereof. It is expressly acknowledged and agreed that IFC's failure to approve any expansion of the Project in IFC's capacity as a lender shall not trigger any rights of the Company to purchase IFC's Shares as set forth in this Section 2.4(d). In the event the Company is not legally permitted to purchase the Shares or if the Shareholders (other than IFC) so decide even if the Company is legally permitted to purchase the Shares, the right of the Company contemplated in this Section 2.4(d) to purchase all of IFC's Shares may be exercised by the Shareholders (other than IFC), pro rata to their then existing holdings of Shares or in such other proportion as they may agree.

     (e) Each Shareholder shall be permitted, at its own expense (if acting then solely in its capacity as a Shareholder), to visit during regular business hours any of the premises where the business of the Company is conducted and to have access to its books of account and records.

      Section 2.5 Indemnification of Directors. Each Person and each of its officers, directors, agents, nominees, designees and employees (collectively, such Person and such others, the "Indemnitees") who was or is at any time a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Indemnitee is or was a Director of the Company, or acted or is acting on behalf, or at the request or direction, of such Director, shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law, except to the extent that any loss or expense incurred by such Indemnitee is determined by a court of competent jurisdiction to have directly and solely resulted from such Indemnitee's gross negligence or willful misconduct. The right to indemnification conferred in this Section 2.5 shall also include the payment by the Company of expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition to the fullest extent permitted by applicable law (except as aforesaid). The obligations of the Company under this Section 2.5 shall survive the termination of (i) any Person's role or status as a Director of the Company or (ii) this Agreement.

      Section 2.6 Dividend Policy. It is the Shareholders' intention that the Company declare and pay semi-annual dividends to the extent, and in the amounts, permitted by Section 6.3 of the General Conditions and any other applicable provisions of the Loan Documents, subject to and in accordance with the Company's determination of prudent and sound business practices in relation to the other needs or uses of capital for the construction, ownership and operation of the Plant and subject to applicable law.

                           ARTICLE 3

                       Transfer of Shares

     Section 3.1    Transferability of Shares.

               (a) (i) No Sponsor Shareholder shall (whether in a single transaction or in a series of transactions) Transfer any shares in the Company directly or indirectly owned by it (beneficially or otherwise) if, after giving effect to such Transfer, a Change of Control of the Company would occur, unless prior to such Transfer, the proposed transferee of such shares enters into an agreement in form and substance satisfactory to IFC whereby such transferee covenants and agrees to be bound to this Agreement to the same extent as a Sponsor Shareholder; provided, however, that the entering into of such agreement by such transferee shall not be deemed to cure or otherwise waive the occurrence of such Change of Control, and shall not prejudice or impair the right of IFC to exercise its option, and the obligation of each Sponsor Shareholder to perform its obligations, pursuant to Section 3.5(b) hereof upon the occurrence thereof; and provided further that no such agreement shall be required of Panda of Nepal and/or RDC of Nepal in connection with any Transfer by HIPC of Shares pursuant to Section 2.1(a)(iv) of the Share Retention and Project Funds Agreement, it being acknowledged and agreed that Panda of Nepal and RDC of Nepal, as parties hereto, are bound to this Agreement.

                     (ii)  None  of Panda, Harza LLC,  Harza  LP,
               Soaltee Enterprises, Soaltee Hotel or Surya shall (whether in a single transaction or a series of transactions) Transfer any shares in any of Panda of Nepal, RDC of Nepal or HIPC, as the case may be, directly or indirectly owned by it (beneficially or otherwise) if, after giving effect to such Transfer, any of the provisions of
               Article 2 of the Share Retention and Project Funds Agreement would be violated (regardless of whether any of the Loans are outstanding or any commitment remains with respect thereto).

      (b) No provision of this Agreement shall be construed to permit any Sponsor Shareholder or any of Panda, Harza LLC, Harza LP, Soaltee Enterprises, Soaltee Hotel or Surya to Transfer any of its shares in the Company, Panda of Nepal, RDC of Nepal or HIPC, as the case may be, directly or indirectly owned by it (beneficially or otherwise) in violation or contravention of any provision of the Share Retention and Project Funds Agreement, the Investment Agreement or any other Loan Document, from time to time and as in effect, which provisions may prohibit, limit or otherwise restrict the Transfer of any such shares, it being acknowledged and agreed that in the event of any conflict between those provisions and any provisions of this Agreement, such provisions of the Share Retention and Project Funds Agreement, the Investment Agreement and other Loan Documents shall control.

      Section 3.2 HMGN Buyout. If HMGN shall purchase all of the Company's right, title and interest in and to the Project pursuant to the terms of Section 6 of the Project Agreement (a "Buyout"), each Sponsor Shareholder shall, promptly following receipt by the Company, the Trustee or the Agent, as applicable, of the proceeds of the Buyout, cause the Company, in all events subject to the provisions of the Loan Documents (including the prepayment of all outstanding Obligations), to (i) declare and pay as promptly as practicable a dividend in the maximum amount permitted by applicable law, (x) to IFC in the event the Buyout results from the Company's intentional or grossly negligent actions as more particularly set forth in Sections 6.2(a) and (b) of the Project Agreement and (y) otherwise to all Shareholders, and (ii) immediately following payment of any dividend referred to in clause (i) above, wind up the Company's operations, liquidate and distribute proceeds and amounts therefrom in accordance with applicable law and subject to the provisions of the applicable Loan Documents and the Project Agreement.

     Section 3.3    Tag-Along Rights.

     (a) No Sponsor Shareholder shall Transfer any shares in the Company other than for cash in an arm's length transaction in accordance with this Agreement, the Share Retention and Project Funds Agreement, the Investment Agreement, and the other Loan Documents. If, at any time, any Sponsor Shareholder (a "Transferring Sponsor Shareholder") proposes to Transfer shares in the Company to any proposed transferee in any transaction or series of related or similar transactions (such proposed Transfer by a Transferring Sponsor Shareholder, a "Sponsor Transfer"), such Transferring Sponsor Shareholder shall afford IFC the opportunity to participate proportionately in such Sponsor Transfer in accordance with this Section 3.3.

     (b) IFC shall have the right to Transfer, at the same price and upon identical terms and conditions as such proposed Sponsor Transfer, such percentage of IFC's shares in the Company as shall equal the following percentage: the percentage of the Company being Transferred by the Transferring Sponsor Shareholder multiplied by the quotient of 100 divided by 90. Thus, for example, if RDC of Nepal Transfers five percent (5%) of the total shares in the Company and IFC owns one hundred (100) shares in the Company, IFC would be entitled to sell on account thereof the following number of shares in the Company: (5% x 100/90) of 100 shares, which equals 5.56 shares. At the time of any such proposed Sponsor Transfer, such Transferring Sponsor Shareholder shall give notice to IFC of its right to sell shares in the Company hereunder (a "Tag-Along Notice"), which notice shall identify the proposed purchaser and state the number of shares in the Company proposed to be Transferred in such Sponsor Transfer, the proposed offering price and any other material terms and conditions of the proposed Sponsor Transfer. The Tag-Along Notice shall also contain a true and correct copy of any offer to the Transferring Sponsor Shareholder by the proposed purchaser to purchase such shares in the Company.

      (c) Within forty-five (45) calendar days after the date of delivery of a Tag-Along Notice, IFC may elect to participate in such Sponsor Transfer pursuant to the terms and conditions of such Tag-Along Notice by delivery of a notice to the Transferring Sponsor Shareholder. IFC shall not be required to make any representations and warranties to any Person in connection with such Transfer except as to the existence of its legal title in, and the absence of security interests created by IFC in, IFC's shares in the Company and the authority for and the validity and binding effect, against IFC, of any normal and customary agreements entered into by IFC in connection with such Transfer.

      (d)  Notwithstanding anything to the contrary contained  in
Section 3.3(a), (b) or (c), the provisions of such sections shall not apply to the Transfer by HIPC of an amount of Shares of the Company not to exceed five percent (5%) to Panda of Nepal and/or RDC of Nepal in accordance with Section 2.1(a)(iv) of the Share Retention and Project Funds Agreement. This Section 3.3(d) shall not apply to a Transfer by a transferee or assignee of HIPC with respect to such Shares.

      Section 3.4 Legend. Each of the Company and the Sponsor Shareholders agrees that each certificate representing shares in the Company issued to the Sponsor Shareholder or any certificates issued in exchange for or in replacement of any similarly legended certificates, shall bear, to the extent permitted by applicable law the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN (i) THE SHARE RETENTION AND PROJECT FUNDS AGREEMENT DATED AS OF THE CLOSING DATE, AND (ii) THE SHAREHOLDERS' AGREEMENT DATED AS OF THE CLOSING DATE, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY."

     Section 3.5    Registration and Other Rights.

      (a) The Company and each Sponsor Shareholder hereby grant to IFC the registration and other rights set forth in Exhibit C hereto, which is incorporated by reference herein as if fully set forth herein. In furtherance of the foregoing (but not in limitation thereof), each of the Company and each Sponsor Shareholder agrees that, in connection with any Public Offering, IFC shall have the right to approve, in advance of their use, all terms and provisions that describe, refer to or make representations with respect to IFC.

                    (b)  Put Option.

          (1)  In the event that:

                               (A)   on  or before the  Ten  Year
                    Anniversary, any Sponsor shall have breached any of its material obligations under the Share Retention and Project Funds Agreement and such breach shall not have been cured within ten (10) days following its occurrence; or

                               (B)   on  or before the  Ten  Year
                    Anniversary, the Company shall have materially amended or altered its Charter Documents (other than to increase its authorized share capital) or the Joint Venture Agreement without the prior written consent of IFC; or

                               (C)   on  or before the  Ten  Year
                    Anniversary, the Company shall not have (i) listed all outstanding shares of the Company and all of IFC's shares in the Company and
                    (ii) registered fifty percent (50%) of all outstanding shares of the Company, with such registration including all of IFC's shares in the Company, or such higher amount as required by law, on the Nepal Stock Exchange or another stock exchange, such as the Bombay Stock Exchange, the Hong Kong Stock Exchange, the Jakarta Stock Exchange, the Singapore Stock Exchange and the Kuala Lumpur Stock Exchange (if such registration is required for listing by the rules applicable to such other stock exchange), reasonably acceptable to IFC; or

                               (D)   on  or before the  Ten  Year
                    Anniversary, a Change of Control specified in
                    Section 3.1(a)(i) shall have occurred and such breach shall not have been cured within ten (10) days following its occurrence, or there shall have occurred a breach of the obligations under Article 2 of the Share Retention and Project Funds Agreement and such breach shall have not have been cured within ten (10) days following its occurrence; or

                               (E)   on  or before the  Ten  Year
                    Anniversary, Panda sells or transfers its direct or indirect beneficial ownership interest in the Company; Harza LP and/or Harza LLC sell or transfer their direct or indirect beneficial ownership interest in the Company; or any or all of the HIPC Shareholders sell or transfer their direct or indirect beneficial ownership interest in the Company (except for any transfer expressly permitted by Section 3.3(d), as to which this
                    Section 3.5(b)(1)(E) shall not apply),

then (i) the Company agrees (with respect to clauses (B) and (C) above) that, if and to the extent permitted by law, it shall, at the option of IFC (which option, in the case of clause (B), shall expire two hundred seventy (270) days after IFC has received written notice from the Company or a Sponsor Shareholder that the events specified in such clause which trigger the option have occurred; and in the case of clause (C), shall expire two hundred seventy (270) days after IFC has received written notice from the Company or a Sponsor Shareholder that the events specified in such clause which trigger the option have occurred), purchase some or all (at IFC's option) of IFC's shares in the Company; provided, however, that the failure of the Company or a Sponsor Shareholder to deliver any of the aforesaid notices (or any other notices under this Section 3.5(b)) to IFC shall not preclude IFC from exercising its option to put its shares to the Company upon the occurrence of the event specified in any applicable clause under this Section 3.5(b) which triggers the option, and provided, further, that the Company may purchase such shares of IFC only with funds available to the Company for the distribution of dividends pursuant to the Investment Agreement, and (ii) each of Panda of Nepal, RDC of Nepal, and HIPC agrees (with respect to clauses (D) and (E) above) that it shall, at the option of IFC (which option, in the case of clause (D), shall expire two hundred seventy (270) days after IFC has received written notice from the Company or a Sponsor Shareholder that the events specified in such clause which trigger the option have occurred; and in the case of clause (E), shall expire forty-five (45) days after IFC has received written notice from the Company or a Sponsor Shareholder that the events specified in such clause which trigger the option have occurred), purchase some or all (at IFC's option) of IFC's shares in the Company; provided, however, that in the case of clause (E), Panda of Nepal, RDC of Nepal, or HIPC (as the case may be) shall only be required to purchase such percentage of IFC's shares in the Company as shall equal the following percentage: the percentage of the Company being Transferred beneficially, directly or indirectly, by Panda, Harza LP and Harza LLC, or the HIPC Shareholders (as the case may be) multiplied by the quotient of 100 divided by 90; it being understood that with respect to clause (E), Panda of Nepal shall only be obligated to purchase IFC's shares in the event of a direct or indirect Transfer by Panda, RDC of Nepal shall only be obligated to purchase IFC's shares in the case of a direct or indirect Transfer by Harza LP and/or Harza LLC, and HIPC shall only be obligated to purchase IFC's shares in the case of a direct or indirect Transfer by any of the HIPC Shareholders) (except for any transfer expressly permitted by Section 3.3(d)); and provided further, that in the case of a Transfer by Panda under clause (E), Panda of Nepal shall not be required on account thereof to purchase IFC's shares to the extent the Transfer by Panda involves shares which are not required to keep Panda's beneficial ownership in the Company above fifty-one percent (51%) of the total ownership interest in the Company; and provided further, that in the case of clause (D), each Sponsor Shareholder shall only be required to purchase its Sponsor Share of IFC's shares in the Company, and (iii) with respect to clause (A), Panda of Nepal, RDC of Nepal or HIPC, whichever has breached (or has had a direct or indirect parent Sponsor breach) the material obligation under the Share Retention and Project Funds Agreement, agrees that it shall, at the option of IFC (which option, in the case of said clause (A), shall expire two hundred seventy (270) days after IFC has received written notice from the Company or the breaching Sponsor Shareholder that the events specified in such clause which trigger the option have occurred), purchase such percentage of IFC's shares in the Company as shall equal the following percentage: the percentage of the Company owned by the breaching Sponsor Shareholder multiplied by the quotient of 100 divided by 90. Thus, for example with respect to clause (A), if RDC of Nepal is the breaching Sponsor Shareholder and owns five percent (5%) of the total shares in the Company and IFC owns one hundred (100) shares in the Company, IFC would be entitled to sell on account of the breach by RDC of Nepal under clause (A) the following number of shares in the Company: (5% x 100/90) of 100 shares, which equals 5.56 shares. Furthermore, for example with respect to clause (E), if Panda were to own fifty percent (50%) of the total shares in Panda of Nepal, and Panda of Nepal were to own fifty percent (50%) of the Shares in the Company, and Panda were to Transfer to an entity (the "Panda Transferee") which is not owned by Panda fifty percent (50%) of Panda's shares in Panda of Nepal (thereby resulting in a Transfer by Panda of a twelve and one-half percent (12.5%) indirect beneficial ownership interest in the Company) and IFC owns one hundred (100) shares in the Company, IFC would have the option to sell to Panda of Nepal on account of the Transfer by Panda under clause (E) the following number of shares in the Company: (12.5% x 100/90) of 100 shares, which equals 13.89 shares.

                     (2)  In the event the Company is not legally
               permitted to purchase, does not have sufficient funds which would otherwise be available for distribution of dividends, or otherwise fails to purchase, IFC's shares in the Company in connection with clause (B) or (C) of
               Section 3.5(b)(1) within sixty (60) days after IFC has given notice of its exercise of its option to put such shares to the Company, then each Sponsor Shareholder agrees that it shall, at the option of IFC, purchase its Sponsor Share of IFC's shares in the Company.

                     (3)   Any  purchase of IFC's shares  in  the
               Company by the Company or by any Sponsor Shareholder in connection with clause (1)(A), (B),
               (C), or (D) of Section 3.5(b)(1) or in connection with Section 3.5(b)(2) shall be at a price per share that will provide a return on equity, taking into account dividends paid and any prior return of capital, for IFC of twelve percent (12%) per annum calculated for the period from the date on which IFC acquired its shares through the date on which IFC's shares are purchased and measured in constant Dollars by adjusting all Dollar amounts by the rate of change during the foregoing calculation period in the U.S. Consumer Price Index for all urban consumers.

                     (4)  In the event any Sponsor Shareholder is
               required to purchase IFC's shares in the Company pursuant to clause (E) of Section 3.5(b)(1), the parties shall in good faith promptly attempt to reach mutual agreement on the price to be paid for such IFC shares (the "Purchase Price"). If the parties are unable to mutually agree on the Purchase Price within thirty (30) days after IFC has given notice of its option to put the IFC shares in the Company to the Sponsor Shareholders (the "Put Notice"), the parties shall in good faith promptly attempt to reach mutual agreement on an appraiser to determine the Purchase Price. If the parties are unable to mutually agree on an appraiser within fifteen (15) days, the parties shall request that the Secretary General of the Permanent Court of Arbitration at The Hague appoint such appraiser. The appraiser shall be directed to make his valuation within thirty (30) days after his appointment and the Purchase Price shall be the Purchase Price determined by such appraiser. The appraiser appointed pursuant to this clause (4) shall be an independent certified public accountant or investment banker with at least ten (10) years' experience in valuing independent power projects and shall not be a present employee or agent of, or consultant or counsel to, any party to any Principal Document or any affiliate of any such party. The valuation of the Purchase Price shall be in writing. The expenses of the appraiser appointed pursuant to this clause (4) shall be borne by the Company.

                               (i)   IFC  shall not exercise  its
                    option to put its shares in the Company to the Company or to the Sponsor Shareholders in the case of clause (C) above in the event that IFC has foreclosed upon the Project pursuant to the Investment Agreement and the Security Documents.

                               (ii)  IFC  hereby agrees  that  it
                    will, at the written request of the Company but at no cost or expense to IFC, reasonably cooperate with the Company to establish a holding company for the purpose of the listing of the Shares; provided, however, that the foregoing shall not require IFC to take any action which it, in its good faith judgment, believes (A) may impair its security interest or other Lien on any Collateral or (B) is contrary to applicable law.

                           ARTICLE 4

                         Miscellaneous

     Section 4.1 No Inconsistent Agreements. Each Sponsor and the Company represents and warrants to IFC that none of them or their Affiliates has entered, and each Sponsor and the Company agrees with IFC that, without IFC's consent, none of them or their Affiliates will hereafter enter, into any agreement with respect to the shares in the Company or securities of the Company that is inconsistent with the rights granted to any of the Shareholders in this Agreement.

The Company represents and warrants to each Shareholder that it has not entered into any agreement (other than this Agreement) with respect to any of its debt or equity securities granting to any Person rights similar to those described in Exhibit C.

      Section 4.2 Recapitalization Exchanges, Etc. In the event that any share capital or other securities or shares are issued in respect of, in exchange for, or in substitution of, any Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, bonus shares, split-up, sale of assets, distribution to shareholders or combination of the Shares or any other change in capital structure of the Company (including the increase in authorized capital thereof), appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement and the term "Shares," as used herein, and references herein to shares in the Company shall be deemed to include shares of such share capital or other securities or shares, as appropriate.

      Section 4.3 Remedies. Each of the Company and the Sponsor Shareholders acknowledges and agrees that in the event of any breach of this Agreement by any one of them, IFC would be irreparably harmed and could not be made whole solely by monetary damages. Each of the Company and the Sponsor Shareholders accordingly agrees (i) to waive the defense that in any action for specific performance a remedy at law would be adequate, and
(ii) that IFC, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the Courts of the State of New York in the Borough of Manhattan or of the United States District Court for the Southern District of New York or in any court of competent jurisdiction in Nepal or elsewhere. Each of the Company and the Sponsor Shareholders irrevocably submits to the nonexclusive jurisdiction of any State or Federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Agreement. Each of the Company and the Sponsor Shareholders waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the Company and the Sponsor Shareholders agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to the jurisdiction of which it is or may be subject, by suit upon such judgment or by any other procedure applicable in that jurisdiction. Each of the Company and the Sponsor Shareholders hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Company and each of the Sponsor Shareholders agrees to designate a new designee, appointee and agent in New York City. The Company and each of the Sponsor Shareholders further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it, at its address set forth below, such service to become effective fifteen (15) days after such mailing. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or the Sponsors in Nepal or in any other jurisdiction.

      Section 4.4 Notices. Each communication given pursuant to or in accordance with the provisions of this Agreement shall be made by facsimile transmission or telex, courier or otherwise in writing. Each communication or document to be delivered to any party under this Agreement shall be sent to that party at the facsimile number or telex number or address, and marked for the attention of the Person (if any), from time to time designated by that party to IFC (or, in the case of IFC, by it to each other party) for the purpose of this Agreement. Notice shall be deemed to have been given (a) (i) when sent by overnight courier service, on the Business Day following the date of delivery to such courier service, or such later day as demonstrated by a bona fide receipt therefor or (ii) in the case of deliveries by courier service to Nepal or the Cayman Islands, on the seventh
(7th) day following the date of delivery to such courier service, or such later date as demonstrated by a bona fide receipt therefor, (b) when presented personally, or (c) when transmitted by facsimile, upon receipt of confirmation. Any party may designate from time to time by written notice to the other parties another address to which notices are to be sent.

     For the Company:

     Address:       c/o Panda Energy International Inc.
                    4100 Spring Valley Road
                    Suite 1001
                    Dallas, Texas 75244
     Attention:     General Counsel

     Facsimile:     (972) 980-6815


     For HIPC:

     Address:       c/o Soaltee Hotel Limited
                    Tahachal, Kathmandu
                    Nepal
     Attention:     Chairman

     Facsimile:     011 977-1-272201


     For Panda of Nepal:

     Address:       c/o Panda Energy International, Inc.
                    4100 Spring Valley Road
                    Suite 1001
                    Dallas, Texas 75244
     Attention:     General Counsel

     Facsimile:     (972) 980 6815


     For RDC of Nepal:

     Address:       c/o Harza Engineering Company International L.P.
                    Sears Tower
                    233 South Wacker Drive
                    Chicago, Illinois 60606-6392
     Attention:     General Counsel

     Facsimile:     (312) 831-3999


     For IFC:

     Address:       International Finance Corporation
                    2121 Pennsylvania Avenue, N.W.
                    Washington, D.C.  20433

     Attention:     Director, Power Department

     Facsimile:     (202) 974-4307

      Section 4.5 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns and the Indemnities referred to in Section 2.5; provided, however, that none of the Sponsor Shareholders nor the Company may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of IFC except as expressly permitted herein, in the Investment Agreement, the Share Retention and Project Funds Agreement and the other Loan Documents. At its election, IFC may transfer, assign or grant its rights hereunder in connection with a Transfer of any or all of its then owned shares in the Company, and in connection therewith, each Sponsor Shareholder and the Company agree to and shall join in a written acknowledgement that all such rights extend in favor of such IFC transferee; provided, however, that any such IFC transferee shall not have the following special rights hereunder which extend in favor of IFC but not to any of the other Sponsor Shareholders: the right to affirmatively approve certain actions as set forth in Section 2.4 hereof, the tag-along rights as set forth in Section 3.3 hereof, and the registration rights and the put option set forth in
Section 3.5 hereof. Any assignee of rights or obligations, or both as applicable, of any Sponsor Shareholder hereunder will be required by the assignor and each other Sponsor Shareholder to enter into an agreement (acceptable in form and substance to IFC) to be bound by the terms of this Agreement.

      Section 4.6 No Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder and no course of dealing between the parties hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers and remedies which the parties hereto would otherwise have. No notice to or demand on any party hereto in any case shall entitle any party hereto to any other or further notice or demand in similar or other circumstances (other than as specifically required pursuant to the provisions of this Agreement) or constitute a waiver of the rights of any party hereto to any other or further action in any circumstances without notice or demand.

      Section 4.7 Documents. All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified as to accuracy and completeness by a representative of the Company, which translation, subject to its acceptance by IFC, shall be the governing version among the Sponsors, the Company and IFC.

     Section 4.8 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York without regard to the conflicts of laws provisions thereof (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York), save and except (for avoidance of doubt), the application of the Nepalese Company Act, 2053 as it may or shall apply to the powers of the Company and the internal management of its affairs.

      Section 4.9 Counterparts; Integration. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company. This Agreement (together with the Memorandum of Association and the Articles of Association and the Joint Venture Agreement) constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

      Section 4.10 Heading Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      Section 4.11 Amendment or Waiver. Neither this Agreement nor any of the terms hereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by all of the parties hereto.

      Section 4.12 Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

      Section 4.13 Termination. This Agreement shall terminate upon the earliest of (i) the purchase of all of the shares in the Company of IFC pursuant to the exercise by IFC of the put option or options granted pursuant to Section 3.5(b) hereof, and (ii) the date of consummation of a Full Transfer which does not include the transfer by IFC of its rights under this Agreement. For the purposes of this Section 4.13, a Full Transfer means a Transfer of all (but not less than all) of its then owned shares in the Company; provided, however, that any indemnities provided hereunder for the benefit of IFC or the Trustee shall survive any termination.

      Section 4.14 Expenses. Without in any way limiting the generality of the Investment Agreement, the Company agrees to pay to IFC or as IFC may direct all fees and expenses of IFC (including legal and other) incurred in connection with this Agreement.

      Section 4.15 Joint Venture Agreement. The parties hereto acknowledge and agree that nothing contained in the Joint Venture Agreement or the Company's Memorandum of Association or Articles of Association is intended to diminish in any way the rights of IFC under this Agreement or the obligations of any of the Sponsor Shareholders or the Company under this Agreement. In the event, however, that anything contained in the Joint Venture Agreement or such Memorandum of Association or Articles of Association would at any time so diminish the rights of IFC under this Agreement or the obligations of any of the Sponsor Shareholders or the Company under this Agreement, the Sponsor Shareholders and the Company shall promptly amend the Joint Venture Agreement and such Memorandum of Association and Articles of Association in order to eliminate the aforesaid diminishment in rights and obligations under this Agreement, to the extent permitted by law.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

ATTESTATION OF WITNESSES:

                              BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


Name:                         By:
Occupation:                        Name:
Address:                           Title:


                              HIMAL INTERNATIONAL POWER CORPORATION
                              PVT. LTD.


Name:                         By:
Occupation:                         Name:
Address:                            Title:


                              PANDA OF NEPAL


Name:                         By:
Occupation:                         Name:
Address:                            Title:


                              RDC OF NEPAL


Name:                         By:
Occupation:                         Name:
Address:                            Title:


                              INTERNATIONAL FINANCE CORPORATION


Name:                         By:
Occupation:                         Name:
Address:                            Title:




                            EXHIBIT A

           CERTIFICATE OF REGISTRATION OF THE COMPANY


                            EXHIBIT B

             MEMORANDUM AND ARTICLES OF ASSOCIATION,
           as amended and as in effect, of the Company


                            EXHIBIT C

                       REGISTRATION RIGHTS



    Section 1. Piggy-Back Rights.

     If at any time the Company or any Sponsor Shareholder proposes to make a Public Offering, the Company or such Sponsor Shareholder, as applicable, shall give written notice to IFC of such proposed Public Offering as soon as practicable but in no event less than sixty (60) calendar days prior to any proposed filing with applicable regulatory authorities in connection with such proposed Public Offering (a "Piggy-Back Registration"). IFC shall have the opportunity to sell in such proposed Public Offering, and register with applicable regulatory authorities, such number of shares in the Company as hereinafter provided. A Public Offering in which the Company offers shares is sometimes hereinafter referred to as an "Issuer Offering" and a Public Offering in which the Company does not offer shares is sometimes hereinafter referred to as a "Shareholder Offering." The Company or such Sponsor Shareholder shall cause the managing underwriter or underwriters of the proposed Public Offering to include in such Public Offering the shares requested to be included by IFC on the same terms and conditions as the Company's or such Sponsor Shareholder's shares in the Company. IFC may withdraw its request for inclusion of shares in the proposed Public Offering at any time prior to ten (10) days before the commencement of the Public Offering by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective under applicable law, provided that the Company shall reimburse IFC for all reasonable out-of-pocket expenses (including legal fees and expenses) incurred prior to such withdrawal.

     (a) Number of Shares and Apportionment in an Issuer Offering. In an Issuer Offering, IFC may include such number of shares in the Company as it may request. If the managing underwriter of such Issuer Offering shall inform the Company and the holders of shares requesting such registration by letter of its opinion that the number of shares requested to be included in such registration exceeds the number which can be sold in such Issuer Offering or that the inclusion would adversely affect the marketing of the securities to be sold by the Company therein, then the Company may include all securities proposed by the Company to be sold for its own account and may decrease the number of shares so proposed and so requested to be included in such Public Offering to the extent necessary to reduce the number of shares to be included in the registration to the level recommended by the managing underwriter. In the event of such a reduction, the number of shares to be sold by Sponsor Shareholders and IFC shall be reduced (including to zero) on a pro rata basis in relation to the number of shares proposed to be offered for sale by each of them.

     (b) Number and Apportionment of Shares in Shareholder Offerings. In a Shareholder Offering, IFC may include a number of shares in the Company equal to or less than the number (rounded upward to the nearest whole number) determined by multiplying the number of shares in the Company then owned by IFC by a fraction (i) the numerator of which is the number of shares in the Company owned by Sponsor Shareholders requested to be included in such Shareholder Offering and (ii) the denominator of which is the total number of shares in the Company then owned by all Sponsor Shareholders. If the managing underwriter of such Shareholder Offering shall inform the holders of shares requesting such registration by letter of its opinion that the number of shares requested to be included in such registration exceeds the number which can be sold in such Shareholder Offering, the number of shares so proposed and so requested to be included in such Public Offering shall be decreased to the extent necessary to reduce the number of shares to be included in the registration to the level recommended by the managing underwriter. In the event of such a reduction, the number of shares to be sold by Sponsor Shareholders and IFC shall be reduced on a pro rata basis in relation to the number of shares proposed to be offered for sale by each of them.

    (c) To the extent consistent with the tax objectives of the Sponsor Shareholders, the Company will use all reasonable efforts to cause all shares included in the Piggy-Back Registration to be listed on the Nepalese stock exchange or another stock exchange, such as the Bombay Stock Exchange, the Hong Kong Stock Exchange, the Jakarta Stock Exchange, the Singapore Stock Exchange and the Kuala Lumpur Stock Exchange, reasonably acceptable to IFC.

     (d) In connection with any Piggy-Back Registration, each Sponsor Shareholder selling in the Public Offering shall pay all out-of-pocket expenses (including fees and disbursements of its counsel) incurred by it (including underwriting discounts and commissions applicable to its sold Shares). The Company will pay all other expenses of the Public Offering, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. (or similar body) fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for IFC, the Company and of the Company's independent accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance and premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the Public Offering.

    Section 2. Indemnification.

     (a) The Company (and each of Panda of Nepal, RDC of Nepal and HIPC with respect to its own statements or other actions) agree to indemnify and hold harmless IFC, its officers, directors, employees and agents, and each Person, if any, who controls IFC (each, an "Indemnified Party") from and against any loss, claim, damage or liability and any action in respect thereof to which such Indemnified Party may become subject under applicable securities laws or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the shares in the Company (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arises out of, or is based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Indemnified Party for any legal and other expenses reasonably incurred by that Indemnified Party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided however, none of the Company, Panda of Nepal, RDC of Nepal or HIPC shall have any indemnification obligations pursuant hereto to the extent that any such loss, claim, damage or liability, or such action, suffered or incurred by the Indemnified Party is determined by a court of competent jurisdiction to have directly and solely resulted from such Indemnified Party's gross negligence or willful misconduct.

     (b) If the indemnification provided for in paragraph (a) above is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to therein, then the Company (and each of Panda of Nepal, RDC of Nepal and HIPC with respect to its own statements or other actions) (collectively, the "Indemnifying Party"), in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Indemnifying Party on the one hand and the Indemnified Party on the other, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and of the Indemnified Party in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Section 3. Restriction on Sale by the Company and Sponsor Shareholders. Each of the Company and the Sponsor Shareholders agrees not to effect any sale or distribution of any shares in the Company, or any shares or securities similar to shares in the Company, or any shares or securities convertible into or exchangeable or exercisable for shares in the Company, during the fourteen (14) calendar days prior to, and during the 180-day period beginning on, the later of (x) the effective date of any registration statement (except as part of such registration statement) and (y) the commencement of a public distribution of shares in the Company, except shares included in the Public Offering.